Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) is entered into as of January 8, 2019 (the “Agreement Date”), by and between SemiLEDs Corporation, a corporation organized under the laws of the state of Delaware (the “Borrower”), and Trung Doan, an US citizen (the “Lender”).

RECITALS

A. WHEREAS, the Borrower desires to borrow and incur debt from the Lender in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (USD)

B. WHEREAS, the Borrower also desires to concurrently borrow and incur debt from J. R. Simplot Company, a corporation organized under the laws of the state of Nevada Trung Doan, an individual, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (USD) (“J. R. Simplot Company Loan”) under the terms of a separate loan agreement, note, and mortgage and related documents and instruments (“ J. R. Simplot Company Loan Documents”).

C. WHEREAS, the purpose of the loan from Lender and the J. R. Simplot Company Loan, which in the aggregate are for Three Million Dollars ($3,000,000.00) (USD), is to allow Borrower to return certain deposit to Formosa Epitaxy Incorporation relating to certain agreement dated as of December 2015 by and between Borrower and Formosa Epitaxy Incorporation.

D. WHEREAS, the Lender hereby agrees to extend the loan facility agreed to herein to the Borrower and the Borrower hereby agrees to borrow the same from the Lender on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINITION.

1.1Defined Terms.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Agreement Date” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

“Borrower” shall have the meaning set forth in the preamble of this Agreement.

“Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in the US or ROC are authorized or required by Applicable Law to be closed.

“Confidential Information” shall have the meaning set forth in Section 9.15(a) of this Agreement.

“Control” (whether or not capitalized) means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members, shareholders or other equity holders of such Person or power to control the composition of a majority of the board of directors or like governing body of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“J. R. Simplot Company Loan” has the meaning set forth in recital B to this Agreement.

“J. R. Simplot Company Loan Documents” has the meaning set forth in recital B to this Agreement.

“Drawdown Date” means the date on which the Lender makes available and releases the Loan to the Borrower.

“Event of Default” means any of the events described in Section 8.1 of this Agreement.

“GAAP” means generally accepted accounting principles, consistently applied for all periods at issue.

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

“Interest Period” means three (3) Months.

“Lender” shall have the meaning set forth in the preamble of this Agreement.

“Loan” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“Loan Documents” means this Agreement, the Note, the Mortgage Agreement and any ancillary documents entered into in connection therewith, each as amended, extended or modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, or condition (financial or otherwise) of the Borrower; (b) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party; or (c) the legality, validity or enforceability of the Loan Documents or the rights or remedies of the Lender under any of the Loan Documents.

“Maturity Date” has the meaning set forth in Section 2.2 of this Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“Mortgage” shall have the meaning set forth in Section 4.1 of this Agreement.

“Mortgage Agreement” shall have the meaning set forth in Section 4.1 of this Agreement.

“Mortgagor” shall have the meaning set forth in Section 4.1 of this Agreement.

“Note” shall mean a promissory note or notes of Borrower substantially in the form attached as Exhibit A hereto.

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.

“Potential Event of Default” means any event or circumstance that with the giving of notice or the passage of time (or both) would constitute an Event of Default.

“Real Property” shall mean all right, title and interests in and to a parcel of real property including land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by SemiLEDs Optoelectronics Co., Ltd. at 1F to 4F, No. 11, Ke Jung Rd., Chunan Science Park, Chunan, Miaoli County, Taiwan, ROC, over which a first-priority mortgage is created in favor of E.Sun Bank to secure a line of credit in amount of NT$202,000,000.

ROC” means the Republic of China.

“Subsidiary” means with respect to any specified Person, any other Person that, directly or indirectly, including through one or more intermediaries, is controlled by such specified Person.

“Taxes” includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof.

“Term” shall have the meaning set forth in Section 9.4 of this Agreement.

“U.S.” means the United States of America.

1.2Certain Interpretive Matters.

(a)Unless the context requires otherwise, (i) all references to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of or to this Agreement, (ii) words in the singular include the plural and vice versa, (iii) the term “including” means “including without limitation,” and (iv) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof.  Unless otherwise denoted, all references to “$,” “USD,” “Dollar” or dollar amounts will be to lawful currency of the United States of America.  All references to “day” or “days” mean calendar days.

(b)No provision of this Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which (i) such party or its counsel participated in the drafting thereof, or (ii) such provision is inconsistent with any prior draft of this Agreement or such provision.

2. TERMS OF LOAN AND REPAYMENT.

2.1Provision of Loan.

(a)Subject to the terms and conditions of this Agreement, the Lender shall make available a loan facility to the Borrower in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (USD) (the “Loan”) and the Borrower agrees to borrow the Loan.

(b)Subject to the Borrower's satisfaction or the Lender’s waiver of the conditions set forth in Article 6 of this Agreement, the Lender shall make available and release the entire principal amount of the Loan to the Borrower on the Drawdown Date (which shall be a Business Day) by wire transfer to the account designated by the Borrower, the details of which are set forth in a writing delivered by the Borrower to the Lender. Provided, the Drawdown Date shall not be later than January 15, 2019 and this Agreement, at the election of Lender, shall be null and void without liability on either party if the Drawdown Date does not occur by January 15, 2019.

2.2Maturity of the Loan.  The Borrower shall repay the Loan in full on the second anniversary of the Drawdown Date (the “Maturity Date”), unless the Loan is sooner accelerated pursuant to this Agreement or any other of the Loan Document.

2.3Use of Proceeds.  All proceeds of the Loan shall be exclusively used to return the deposit provided under that certain agreement dated as of December 2015 by and between Borrower and Formosa Epitaxy Incorporation in connection with the sale of its Subsidiary's headquarters building located at Miao-Li, Taiwan.

2.4The Loans and the Note. The obligation of Borrower to repay the aggregate unpaid principal amount of and interest on the Loan shall be evidenced by the Note setting forth the principal amount of the Loan and the payments due. Any failure by a Lender to obtain or retain the Note shall not limit or otherwise affect the obligations of Borrower to pay amounts due hereunder with respect to the Loan.

2.5Repayment Mechanics.  All repayments hereunder shall be made by wire transfer of such amounts in immediately available funds denominated in U.S. Dollars (USD) to the Lender, at such place and to such account as the Lender shall designate in a written notice to the Borrower.  Payments shall be credited first to costs and expenses due and payable hereunder (including the costs incurred under Sections 8.3), then to the accrued interest then due and payable and the remainder applied to principal.  The Loan may be prepaid, without penalty or premium, in whole or in part from time to time, provided that:

(a)Notice: the Borrower shall have given the Lender not less than three (3) Business Days’ (or such shorter period as may be agreed between the Borrower and the Lender) prior written notice specifying the amount to be prepaid and the date of prepayment; and

(b)Interest: the Borrower shall concurrently pay accrued and unpaid interest on the full amount of the Loan to be prepaid on the date of such prepayment.

2.6Taxes.

(a)All payments to be made by the Borrower to the Lender under the Loan Documents shall be made free and clear of any deduction or withholding on account of any Taxes.  If the Borrower or any other Person is required by any law or regulation to make any such deduction or withholding, the Borrower shall (i) pay such deducted or withheld amount to the applicable tax authorities and, promptly upon the Lender’s request, deliver to the Lender the certificate or receipt evidencing such payment and (ii) pay such additional amount as will ensure that the Lender receives and is entitled to retain, free and clear of any such deduction or withholding, the full amount which it would have received if no such deduction or withholding had been required.  Without limiting the foregoing, if the Lender or any other Person on the Lender's behalf is required by any law or regulation to make a payment on account of any such withholding Tax or incurs any liability in respect thereof, the Borrower shall, within ten (10) Business Days after demand by the Lender (which demand shall provide a calculation in reasonable detail of such payment), indemnify the Lender against such payment or liability and any interest, penalty or expense payable or incurred in connection therewith.  The obligations of the Borrower under this Section 2.6(a) are subject to (i) the Lender executing any applicable tax withholding forms as reasonably requested by the Borrower or the United States Internal Revenue Service for United States taxation purposes, together with such supplementary documentation necessary to allow the Borrower to determine whether the withholding or deduction is required to be made, and (ii) the representations made and covenants agreed to in Sections 6 and 7 being true and correct and complied with in all respects. The Lender agrees to use its commercially reasonable efforts, at the cost and expense of the Borrower, to otherwise assist the Borrower to obtain the exemption status for any such deduction or withholding. Nothing in this Section 2.6 shall require the Borrower to make any payment on or indemnify the Lender for any Taxes imposed on or measured by the Lender’s overall net income (however denominated) and franchise Taxes imposed on the Lender under applicable ROC laws.

(b)If the Lender determines that it has received a refund of, or reduction in its liability for, any Taxes as a result of amounts paid or withheld by the Borrower pursuant to this Section 2.6, the Lender shall pay over such refund or reduction to the Borrower (but only to the extent of the amounts paid or withheld by the Borrower under this Section 2.6 with respect to the Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund or reduction), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower to the Lender in the event the Lender is required to repay such refund or reduction to such Governmental Entity.  This Section 2.6 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

3.INTEREST.

3.1Calculation of Interest.  The rate of interest on the Loan for each Interest Period shall be at a rate per annum equal to the eight percent (8%).

3.2Interest Period.  The initial Interest Period shall commence on the Drawdown Date, with each successive Interest Period commencing on the last day of the prior Interest Period.

3.3Payment of Interest.  The Borrower shall pay accrued interest in arrears on the Loan on the last day of each Interest Period, and the amount of interest shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day of such Interest Period) and a year of three hundred and sixty (360) days.

3.4Past Due Rate.  If the Borrower fails to pay any amount payable by it under the Loan on its due date, past due interest shall accrue on such unpaid amount at the rate of 12% per annum from the due date up to the date of actual payment of the unpaid amount (both before and after judgment). The Borrower shall pay past due interest (if unpaid) accruing on an unpaid sum at the end of each Interest Period applicable to that unpaid sum or on demand of the Lender.

4.MORTGAGE.

4.1Mortgage.  As security for the performance in full of the obligations of the Borrower under this Agreement, the Subsidiary of the Borrower, SemiLEDs Optoelectronics Co., Ltd., (the “Mortgagor”) and the Lender shall enter into a Mortgage Agreement in the form and substance attached hereto as Exhibit B (the “Mortgage Agreement”), creating a second priority security interest in and to the Real Property in favor of the Lender (the “Mortgage”).

5.CONDITIONS PRECEDENT.

The Lender shall only be obligated to provide the Loan when each of the following conditions has been satisfied:

(a)The Lender shall have received this Agreement and the Note duly executed and delivered by the Borrower.

(b)The Mortgagor shall have become the legal record and beneficial owner of and shall have good title to the Real Property free and clear of all liens and encumbrances except for the first-priority mortgage which is created in favor of E.Sun Bank to secure a line of credit in amount of NT$202,000,000.

(c)The Lender shall have received the Mortgage Agreement, duly executed and delivered by the Mortgagor, granting to the Lender, for its benefit, a security interest in the Real Property described therein together with such financing and assignment documents as may be provided in the Mortgage Agreement and evidence reasonably satisfactory to the Lender with respect to the Lender’s second priority security interest in the Real Property.

(d)The Lender shall have received certified copies of all action taken by the Borrower authorizing the execution, delivery and performance of the Loan Documents.

(e)The creation and perfection of the Mortgage in a timely manner as set forth in Section 4.1 of this Agreement shall have been completed, which might be evidenced by any notices and acknowledgements required to perfect or give effect to the security created under the Loan Documents, including, but not limited to, a securities passbook/statement produced by the securities agent of the Lender evidencing the creation of the Mortgage.

(f)No Event of Default or Potential Event of Default shall have occurred and be continuing.

(g)Borrower and Trung Doan shall be prepared to concurrently close the Doan Loan pursuant to the Doan Loan Documents.

6.REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lender that each of the representations, warranties and statements contained in the following Sections of this Article 6 are true and correct as of the Agreement Date and shall be true and correct at all times during the Term.

6.1Organization; Good Standing and Qualification.  The Borrower is a corporation duly incorporated and validly existing under the laws of the state of Delaware. The Borrower has all requisite corporate power and authority to own, lease and operate its properties and assets that it currently owns, leases or operates and to carry on its business as now conducted and as presently proposed to be conducted.

6.2Authorization.  All corporate action on the part of the Borrower, its respective officers, directors and stockholders necessary for the authorization, execution and delivery of the Loan Documents to which it is a party and the performance of all obligations of the Borrower under the Loan Documents has been taken. Each of the Loan Documents to which it is a party constitutes a valid and legally binding obligation of the Borrower, as the case may be, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, and other laws affecting creditor’s rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.3Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity on the part of the Borrower is required in connection with the consummation of the transactions contemplated by the Loan Documents except as have been made or obtained (it being understood that no representation or warranty is being made as to any such consents, approvals, orders, authorizations, registrations, qualifications, designations or filings which may be required in connection with the exercise by Lender of any of its rights and remedies against the Mortgage).

6.4No Proceedings Pending or Threatened.  No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, is pending or, to the Borrower’s knowledge, threatened in writing against the Borrower which could reasonably be expected to have a Material Adverse Effect.

6.5Non-conflict With Other Obligations.  The entry into and performance by the Borrower of the Loan Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, do not and will not conflict with or result in a breach of, as the case may be:

(a)any law or regulation applicable to it;

(b)its constitutional documents;

(c)any material agreement or instrument binding upon it or any of its assets; or

(d)any of its borrowing limits or powers or any power exercisable by its directors in connection therewith;

except, in each case where such conflict or breach would not reasonably be expected to have a Material Adverse Effect.

6.6No Default.  No Event of Default is continuing or would reasonably be expected to result from the making of the Loan.

6.7No Unpaid Taxes.  The Borrower has, to the extent required by Applicable Law, timely filed all material tax returns that are required to have been filed by it and has paid all material taxes, fees and other charges properly imposed on it by any relevant governmental authority, except such taxes, fees or other changes that are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Borrower’s books to the extent required by U.S. GAAP.

6.8No Winding-up.  The Borrower has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or threatened in writing against it, for its winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar offices of it or of any or all of its assets or revenues.

6.9Effective Mortgage.  The provisions of the Mortgage Agreement will be effective to create in favor of the Lender a valid, binding and enforceable security interest in all of Mortgagor’s right, title and interest of the Real Property, and constitute a fully perfected second priority Mortgage in all right, title and interest of such Mortgagor in such Real Property, superior in right to any liens which any third Person may have against such Real Property or interests therein other than the first priority Mortgage.

7.COVENANTS.

So long as any amount under the Loan Documents is outstanding, the Borrower agrees to:

7.1Authorizations.  Obtain when required, make and keep in full force and effect all authorizations from and registrations with any Governmental Entity and other Persons that may be required to enable the Borrower to own its assets and carry on its business from time to time being conducted, except where the failure to so obtain or keep in effect would not materially impair Borrower’s ability to perform Borrower’s obligations under any of the Loan Documents to which Borrower is a party, and to ensure the legality, validity, and enforceability of such Loan Documents.

7.2Necessary Acts.  Upon request by the Lender, do or procure the doing of all such acts and execute or procure the execution of all such documents as the Lender may reasonably consider necessary for giving full effect to the Loan Documents or securing to the Lender the full benefits of all rights, powers and remedies conferred upon the Lender in the Loan Documents.

7.3Notification of Defaults.  Promptly notify the Lender upon the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, the Treasurer or General Counsel of the Borrower obtaining knowledge of the occurrence of any default or Event of Default hereunder or of any default under the Mortgage Agreement, the Note, any other of the Loan Documents or the Doan Loan Documents.

7.4Inspection.  Grant the Lender, its representatives, agents and/or advisors, the right to reasonable access to inspect the facilities and books of the Borrower.  Notwithstanding anything to the contrary in this Agreement, the Borrower will not be required to disclose or permit the inspection or examination of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Lender (or its designated representative) is then prohibited by Applicable Law or any agreement binding on the Borrower or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

7.5Compliance with Laws.  Comply in all material respects with all laws to which such party may be subject, if failure so to comply would materially impair such party’s ability to perform such party’s obligations under any of the Loan Documents to which such party is a party.

7.6Environmental Compliance. Comply in all material respects with all applicable environmental laws, obtain and maintain any environmental permits necessary to the Borrower’s business and take all reasonable steps in anticipation of known or expected future changes to or obligations under environmental law or any environmental permits, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect.

7.7Taxes.  Pay and discharge all material taxes, assessments and governmental charges or levies whatsoever imposed on the Borrower or on its income or profits or on any of the property of the Borrower prior to the date on which penalties attach thereto, and timely file all returns relating thereto, except to the extent that any such tax, assessment, governmental charge, levy or claim is being contested in good faith and by appropriate proceedings and for which adequate segregated reserves have been established therefore to the extent required by U.S. GAAP or where the failure to so pay, discharge or file would not materially impair such party’s ability to perform such party’s obligations under any of the Loan Documents to which such party is a party.

7.8Maintenance of Insurance.  Maintain or procure to be maintained with reputable insurers insurances on and in relation to its business and assets:

(a)against those risks customarily insured against by prudent companies carrying on a similar business; and

(b)against those risks required by Applicable Law.

7.9Maintenance of Property.  Maintain and preserve in good working order (ordinary wear and tear excepted) all of the assets necessary to the conduct of its business from time to time, except where the failure to do so would not materially impair such party’s ability to perform such party’s obligations under any of the Loan Documents to which such party is a party.

8.EVENTS OF DEFAULT.

8.1Events of Default.  The occurrence and continuance of any of the following shall constitute an “Event of Default” under this Agreement:

(a)the Borrower’s failure to make any payment of principal, interest or any other amount payable hereunder when due under the Loan Documents and such failure continues unremedied for three (3) Business Days in the case of payments of principal or five (5) Business Days in the case of interest or any such other amount;

(b)the Borrower’s failure to duly and punctually perform its material obligations or covenants under the Loan Documents and such failure continues for thirty (30) days after the Lender provides written notice thereof to the Borrower;

(c)any representation, warranty or statement made or deemed to be made by the Borrower in the Loan Documents is or proves to have been incorrect or misleading in any material respect when made;

(d)the filing of a petition by or against the Borrower under any provision of any law relating to bankruptcy, insolvency or other relief for debtors; and in the case of any such petition filed against the Borrower, such petition remains unstayed or undismissed for a period of sixty (60) days; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower;

(e)any of the Loan Documents, once executed and delivered, ceases to be in full force and effect or ceases to be effective to create the security interest;

(f)any actual or asserted invalidity or unenforceability by the Borrower or Mortgagor of the Mortgage;

(g)any default by Borrower under the Doan Loan Documents; and

(h)the filing of a petition by or against the Mortgagor under any provision of any law relating to bankruptcy, insolvency or other relief for debtors; and in the case of any such petition filed against the Mortgagor, such petition remains unstayed or undismissed for a period of sixty (60) days; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Mortgagor; or the insolvency of the Mortgagor; or the making of a general assignment for the benefit of creditors by the Mortgagor.

8.2Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender, at its option, may:  (i) by notice to the Borrower, declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of the Loan, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that if an event described in Section 8.1(d) above shall occur without the giving of any such notice and (ii) upon the acceleration of the Loan, exercise its rights and remedies under the Mortgage Agreement. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time upon the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

8.3Costs.  The Borrower agrees to pay on demand all of the losses, costs and expenses (including reasonable attorneys' fees and disbursements) that the Lender incurs in connection with enforcement of the Loan Documents, the protection or preservation of the Lender's rights under the Loan Documents or collection of amounts due under the Loan Documents, whether by judicial proceeding or otherwise.  Such costs and expenses include those incurred in connection with any refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

8.4 Waivers.  Except as otherwise set forth herein or in the Loan Documents, the Borrower hereby waives diligence, demand, presentment, protest or notice of any kind in connection with the exercise by the Lender of its rights under the Loan Documents.  The Borrower agrees to make all payments under the Loan Documents without setoff (except as may be requested by the Lender) or deduction and regardless of any counterclaim or defense.

9.GENERAL PROVISIONS.

9.1Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight or recognized international carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)if to Borrower, to:

SemiLEDs Corporation

1F, 3F, 4F, No. 11, Ke Jung Rd., Chunan Science Park, Chunan, Miaoli County, Taiwan, ROC

Fax: +886-37-582688

Attention: Christopher Lee

(b)if to Lender, to:

Trung Doan
3F No. 11, Ke Jung Rd., Chunan Science Park, Chunan, Miaoli County, Taiwan, ROC

Fax: +886-37-582688

Attention: Trung Doan

9.2Waiver.  The failure at any time of a party hereto to require performance by the other party or parties of any responsibility or obligation required by this Agreement shall in no way affect the first party’s right to require such performance at any time thereafter, nor shall the waiver by a party hereto of a breach of any provision of this Agreement by the other party or parties constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

9.3Assignment.  This Agreement or any right or obligation hereunder, is not assignable, delegable or otherwise transferable by any party, either voluntarily, by operation of law, or otherwise, without the prior written consent of the other parties (which consent may be withheld in its sole discretion).

9.4Term.  The term of this Agreement shall commence from the date hereof and end on the date upon which all the Borrower's obligations and liabilities under the Loan Documents, including, without limitation, the repayments of the Loan and the interest, have been duly performed (the “Term”).

9.5Amendment.  This Agreement may not be amended or modified without the written consent of all parties hereto.

9.6Third Party Rights.  Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

9.7Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Republic of China,, without giving effect to its conflict of laws principles.

9.8Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Miao-li District Court, located in Miao-li, Taiwan, and each of the parties hereto hereby consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

9.9Headings.  The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

9.10Entire Agreement.  This Agreement, together with the Exhibits hereto and the agreements and instruments referred to herein, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

9.11Taxes.  Except as otherwise set forth in this Agreement, all Taxes incurred or imposed in connection with this Agreement and the transactions contemplated hereby shall be paid by the party subject to such Tax.

9.12Cost and Expenses.  Except as otherwise set forth herein or in the Loan Documents, the Borrower and the Lender shall be responsible for their own out of pocket expenses incurred by them in the preparation, negotiation and performance of the Loan Documents (including, but not limited to, legal fees and service fees to professional advisors).

9.13Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force and effect in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

9.14Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.15Confidential Information.

(a)The parties hereby acknowledge that the terms and conditions of the Loan Documents and the information requested to be disclosed herein which is not available to the public shall be considered confidential information (collectively, the “Confidential Information”), and the parties agree that the term Confidential Information includes (i) on the part of the Borrower, any information received from the Lender under, pursuant to or in connection with the Loan Documents or the transactions contemplated thereby, and (ii) on the part of the Lender, any information received from the Borrower under, pursuant to or in connection with the Loan Documents or the transactions contemplated thereby. The parties shall not disclose any Confidential Information to any third party except in accordance with the provisions of this Section 9.15.  Notwithstanding the foregoing, the term "Confidential Information" shall not include information that (i) is or becomes published or otherwise generally available to the public through no fault or omission of the applicable party or any of its Affiliates, employees, lenders, accountants or attorneys, (ii) was available to the applicable party on a non-confidential basis prior to its disclosure to such party pursuant to the Loan Documents or (iii) becomes available to the applicable party on a non-confidential basis from a source other than the other parties.

(b)Notwithstanding the foregoing, any of the parties may disclose any of the Confidential Information to its Affiliates, employees, lenders, accountants and attorneys, in each case only where such Persons have the need to know and so long as such Persons agree to keep the information confidential in accordance with this Section 9.15.

(c)In the event that any of the parties is requested or becomes legally compelled (including without limitation, by the U.S. Securities Exchange Commission) to disclose the Confidential Information, such party, shall provide the other parties with prompt written notice of that fact before such disclosure is made and furnish for disclosure only that portion of the information which is legally required.

(d)Each of the Lender and the Borrower agrees that it will provide the other parties with drafts of any documents, press releases or other filings in which it is required to disclose the Confidential Information at least five (5) Business Days or such other period as required by law, whichever is shorter, prior to the filing or disclosure thereof, and that it will make any changes to such materials reasonably requested by the other parties to the extent permitted by Applicable Law.  If confidential treatment is requested by any of the other parties, the party seeking disclosure of the Confidential Information agrees to file a request on behalf of such other party and shall use its commercially reasonable efforts in responding to any comments by any such stock exchange or securities regulatory body or authority to cause such confidential treatment to be granted.

(e)Notwithstanding Section 9.4, the obligations of this Section 9.15 with respect to any Confidential Information or with respect to any discussions or agreements between the parties shall survive and continue for five (5) years from the Agreement Date.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

SemiLEDs Corporation

By:	/s/Christopher Lee

Name:	Christopher Lee

Title:	CHIEF FINANCIAL OFFICER

Trung Doan

By:	/s/ Trung Doan

Name:	Trung Doan

Title:	Self

EXHIBIT A

Form of Promissory Note

US$1,500,000.00	Dated: As of January 8, 2019

FOR VALUE RECEIVED, the undersigned, SemiLEDs Corporation, a corporation organized under the laws of the state of Delaware (the "Company"), hereby unconditionally promises to pay to the order of Trung Doan, an US citizen , or his permitted assigns (the "Holder") the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) (USD) (the "Principal Amount"), or such lesser amount as shall then be equal to the outstanding principal amount hereunder, together with interest,at the interest rate set forth below, from the date of this Promissory Note (this "Note") on the unpaid principal balance until the Principal Amount is paid. The Company and the Holder have entered into a Loan Agreement dated January 8, 2019 (the "Loan Agreement") whereby the Holder agrees to extend a loan facility in the Principal Amountto the Company and the Company agrees to borrow the same from the Holder.

1.

The Company shall make interest payments as provided for in the Loan Agreement (including Section 3.3) and the unpaid principal amount of this Note together with any accrued and unpaid interest and any other amounts due shall become immediately due and payable on January 15, 2021 (“the Maturity Date”). Provided, however, this Note may be accelerated, and the unpaid principal amount of this Note together with any accrued and unpaid interest and any other amounts due, shall become immediately due and payable prior to the Maturity Date as provided for under Section 5 of this Note and/or the Loan Agreement (including Section 8).  All payment hereunder shall be made by wire transfer of such amounts in United States Dollars(USD) in immediately available funds, without any deduction, setoff or counterclaim, at such place and to such account as the Holder shall designate in a written notice to the Company.

2.

This Note shall bear interest on the unpaid principal amount hereof at the rate of eight percent (8%) per annum computed on the basis of the actual number of days elapsed and a year of 360 days; provided, however, that upon the occurrence and during the continuance of an Event of Default (defined below), interest shall accrue on the unpaid principal amount of this Note, from the due date up to the date of actual payment of the unpaid amount (both before and after judgment), at the rate of twelve percent(12%) per annum.

3.

The principal amount of this Note may be prepaid without penalty, at the sole discretion of the Company, in whole or in part at any time, provided that: (i) the Company shall have given the Holder not less than three (3) business days’ (or such shorter period as may be agreed between the Company and the Holder) prior written notice specifying the amount to be prepaid and the date of prepayment; and (ii) the Company shall concurrently pay accrued and unpaid interest on the full amount of the principal to be repaid on the date of such prepayment.

4.

This Note, the Loan Agreement, the Mortgage Agreement (as defined in the Loan Agreement) and any ancillary documents entered into in connection therewith, each as amended, extended or modified from time to time, are referred to collectively herein as the "Loan Documents".

5.

The unpaid principal amount of this Note, the accrued interest thereon and all other obligations of the Company hereunder (collectively, the "Obligations"), at the sole discretion of the Holder, shall become immediately due and payable upon the occurrence of any of the following events of default (the "Events of Default"):

(a)

The Company shall fail to pay any principal, accrued interest or any other amount payable hereunder when due under this Note and such failure continues unremedied for three (3) Business Days in the case of payment of principal or five (5) business days in the case of accrued interest or any such other amount;

(b)

The Company shall default in the observance or performance of any material agreements, covenants or conditions contained in this Note, any of the Loan Documents and fail to cure such default within thirty (30) days of the date the Holder provides written notice thereof to the Company;

(c)

Any present or future representation or warranty made by or on behalf of the Company whether contained herein or in any of the other Loan Documents shall be incorrect or misleading in any material respect when such representation or warranty is made;

(d)

the filing of a petition by or against the Company under any provision of any law relating to bankruptcy, insolvency or other relief for debtors; and in the case of any such petition filed against the Company, such petition remains unstayed or undismissed for a period of sixty (60) days; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Company; or the insolvency of the Company; or the making of a general assignment for the benefit of creditors by the Company;

(e)	any of the Loan Documents, once executed and delivered, ceases to be in full force and effect or ceases to be effective to create the security interest;
(f)	any actual or asserted invalidity or unenforceability by the Company or Mortgagor (as defined in the Loan Agreement) of the Mortgage (as defined in the Loan Agreement);
(f)	any default by Company under the Doan Loan Documents (as defined in the Loan Agreement); and
(h)

the filing of a petition by or against the Mortgagor under any provision of any law relating to bankruptcy, insolvency or other relief for debtors; and in the case of any such petition filed against the Mortgagor, such petition remains unstayed or undismissed for a period of sixty (60) days; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Mortgagor; or the insolvency of the Mortgagor; or the making of a general assignment for the benefit of creditors by the Mortgagor.

6.

The Company shall reimburse the Holder for all costs and expenses incurred by the Holder and shall pay the reasonable fees, disbursements and out of pocket expenses of counsel to the Holder in connection with the enforcement of the Holder's rights hereunder. The Company shall also pay any and all taxes (other than taxes on or measured by net income of the Holder of this Note) recording fees, filing charges, search fees or similar items incurred or payable in connection with the execution and delivery of this Note.

7.

The Company waives demand, presentment, protest and notice of any kind and consents to the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

8.

The Company shall indemnify, defend and save the Holder harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and out of pocket expenses) of any nature whatsoever which may be asserted against or incurred by the Holder arising out of or in any manner occasioned by or any failure by the Company to perform any of its obligations hereunder or pursuant to the Loan Documents.

9.

The Company agrees to do such further acts and to execute and deliver to the Holder such additional agreements, instruments and documents as the Holder may reasonably require or deem advisable to effectuate the purposes of this Note, or to confirm to the Holder its rights, powers and remedies under this Note.

10.

All notices and other communications hereunder shall be in writing and shall be deemed duly given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight or recognized international carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to the Company, to:

SemiLEDs Corporation 1F, 3F, 4F, No. 11, Ke Jung Rd., Chunan Science Park, Chunan, Miaoli County, Taiwan, ROC Fax:+886-37-582688 Attention: Christopher Lee

(ii)	If to the Holder, to:
Trung Doan 3F No. 11, Ke Jung Rd., Chunan Science Park, Chunan, Miaoli County, Taiwan, ROC Fax: +886-37-582688

11.	This Note and the Loan Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

12.

This Note may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by the Holder and the Company. Any provisions hereof may be waived by a party but any such waiver must be in writing signed by such party and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

13.	This Note shall be governed by and construed in accordance with the laws of the Republic of China, without regard to the conflict of laws rules thereof.
14.

Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note shall be brought in the Miao-li District Court, located in Miao-li, Taiwan, and each of the parties hereto hereby consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable laws, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

15.

This Note and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Note and no other party shall have any right to enforce any of the provisions of this Note.

16.

If any provision of this Note for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Note, but this Note shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

17.

Except as otherwise set forth herein, the Company and the Holder shall be responsible for their own out-of-pocket expenses incurred by them in the preparation, negotiation and performance of this Note.

18.

If this Note is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the registered office of the Company for the time being upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require and on payment of such reasonable fee as the Company may determine. Mutilated or defaced Note must be surrendered before replacements will be issued.

19.

Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties whose rights or obligations hereunder are affected by such terms and conditions, except that the Company may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

TheCompany:
SemiLEDs Corporation

By:	/s/Christopher Lee
Name:	CHRISTOPHER LEE
Title:	CHIEF FINANCIAL OFFICER

EXHIBIT B

Form of Mortgage Agreement

1.其他約定（附於土　　　地建築改良物抵押權契約書）

2.Terms and Conditions to be Appended

3.to Mortgage Setting Agreement for Land and Construction Improvements

4.

5.

下述約定（下稱「本約定」）茲此補充簽名欄所載之義務人旭明光電股份有限公司（下稱「抵押人」）與補充簽名欄所載之權利人Trung Doan（下稱「抵押權人」）於民國（下同）108年1月[   ]日簽訂之土地建築改良物抵押權契約書（下稱「抵押權契約書」），而構成其一部份，抵押權契約書係就座落於新竹科學工業園區苗栗縣竹南鎮科中路11號1樓至4樓之建築改良物（下稱「抵押物」），設定第二順位之抵押權予抵押權人，擔保依抵押權人與簽名欄所載之債務人SemiLEDs Corporation（下稱「債務人」）間借貸文件（定義如后），債務人對抵押權人所應負之本金、利息、遲延利息、費用、損害賠償、墊款、抵押物鑑價費用或任何款項支付或交付義務及其他費用等各項直接或或有債務，及本約定第十三條所定之其他受擔保之債務（以上合稱「擔保債務」）。

The following terms and conditions (the "Terms and Conditions") shall form a part of and are hereby incorporated by reference into the Mortgage Agreement entered into on January 8, 2019, by and between the mortgagor as referred to in the signature column, SemiLEDs Optoelectronics Co., Ltd. (the “Mortgagor”) and the mortgagee as referred to in the signature column, Trung Doan, an US Citizen (the “Mortgagee”), granting a second-rank mortgage to the Mortgagee as security for any and all indebtedness, obligations and liabilities, direct or contingent, of any kind of the debtor as referred to in the signature column, SemiLEDs Corporation (the “Debtor”) to the Mortgagee, whether for principal, interest, fees, default interest, penalties, costs, expenses, reimbursements, damages, appraisal fee for the value of the Mortgaged Property (as defined below) or any other obligation to pay or delivery monies howsoever characterized, arising out of the Loan Documents (as defined below) and the enforcement thereof, and the secured indebtedness under Articles 13 hereof (collectively, the “Indebtedness”). Said mortgage is given with respect to buildings situated at 1F to 4F, No. 11, Ke Jung Rd., Chunan Science Park, Chunan, Miaoli County, Taiwan, R.O.C. (the “Mortgaged Property”).

本約定之當事人茲願遵守履行下列條款：

The parties hereof agree to observe and perform the terms and conditions set out below:

一、付款：抵押人同意，擔保債務之清償期限及方法及提前到期等均應依借貸文件（定義如后）之規定處理。

1. Payments. The Mortgagor agrees that the dates and manner of repayment of the Indebtedness and the acceleration of the Indebtedness or portions thereof shall be governed by and determined in accordance with the Loan Documents (defined below).

二、借貸文件：抵押人同意，關於擔保債務之利息、報酬、遲延利息及違約金應分別按抵押權人及債務人於108年1月[   ]日所簽署本金為美金$1,500,000元（新台幣46,650,000元）之借款契約，以及債務人於108年1月[   ]簽發予抵押權人本金美金$1,500,000元（新台幣46,650,000元）之本票（下合稱「借貸文件」）所訂之利率或標準計算，並依借貸文件訂定給付方法及時間，借貸文件亦構成本約定之一部分。

2. Loan Documents. The Mortgagor agrees that interest, fees, default interest and/or penalties with respect to the Indebtedness shall be calculated at the rates or terms specified in the loan agreement entered into by and between the Mortgagee and the Debtor dated January 8, 2019 pursuant in the principal amount of US$1,500,000 (NT$46,650,000), and the promissory note with the principal sum of US$1,500,000 (NT$46,650,000) issued by the Debtor to the Mortgagee dated January 8, 2019 (together referred to as the "Loan Documents"), and the manner and dates of repayment shall be determined in accordance with the Loan Documents, which Loan Documents are incorporated herein by reference and made a part hereof.

三、滅失：抵押權人對於抵押人就抵押物之滅失所得行使之賠償或其他請求權有權利質權，其次序與原抵押權同。

3. Destruction.  With respect to the claims for the damages or other rights owned by the Mortgagor resulting from the destruction of the Mortgaged Property, a pledge over such rights in favor of the Mortgagee will be created and the priority thereof will be the same as the original mortgage.

四、登記：抵押人及抵押權人應即會同向主管機關，申請抵押物上 第二 順位不動產抵押權之設定登記，無論何時，抵押權人為保護其在本約定下之權益，認為有必要變更前述登記或抵押物所有權登記，而請求抵押人變更時，抵押人應即辦理。

4. Registration. The Mortgagor and the Mortgagee shall forthwith jointly file an application with the competent authority for registration of real property mortgage(s) over the Mortgaged Property with the second-rank priority. The Mortgagor shall, on demand by the Mortgagee, make such amendments to the foregoing registrations and/or to any registration of its ownership of the Mortgaged Property as the Mortgagee may from time to time deem necessary or appropriate to protect the Mortgagee‘s interests hereunder.

五、所有權：抵押人茲聲明下列為本約定及抵押權契約書簽訂日存在於抵押物上之所有（包含但不限於抵押權設定契約）之一切負擔，除所下列所列者外，抵押人聲明並擔保，抵押物為其完全且合法所有，並無他人之權利、請求、租賃權或擔保權益，如日後因抵押物或抵押人之所有權而發生糾葛時，抵押人應使抵押權人不受損害，並補償其所受損失。

5. Ownership. The Mortgagor hereby declares that the following is a full and complete listing of all encumbrances including but not limited to mortgage setting agreement, in the Mortgaged Property as of the date of execution of the Terms and Conditions and the Mortgage Agreement.  Except the declared encumbrances, the Mortgagor represents and warrants to the Mortgagee that the Mortgaged Property is wholly and legally owned by the Mortgagor free and clear of any rights, claims, leases or security interests. The Mortgagor shall hold harmless and indemnify the Mortgagee from and against any dispute regarding the Mortgaged Property and/or the Mortgagor‘s ownership thereof.

建號 Building Number	類別 Types	義務人／權利人 Obligor/Obligee	擔保金額 Secured Amount
竹南鎮南科段00006-000 00079-000 Chunan Township Nan-ke Section Nos 00006-000 and 00079-000	第一順位之抵押權 first-rank mortgage	旭明光電股份有限公司／玉山銀行 SemiLEDs Optoelectronics Co., Ltd./E.Sun Bank	新台幣77,000,000元正 NTD 77,000,000
竹南鎮南科段00077-000 00078-000 Chunan Township Nan-ke Section Nos 00077-000 and 00078-000	第一順位之抵押權 first-rank mortgage	旭明光電股份有限公司／玉山銀行 SemiLEDs Optoelectronics Co., Ltd./E.Sun Bank	新台幣125,000,000元正 NTD 125,000,000

六、抵押物：抵押人應始終使抵押物保持完好，抵押物如有重大損壞或其價值減少時，抵押人應即以書面通知抵押權人，抵押人非先經抵押權人書面同意，不得將抵押物出賣、出租、出借、轉讓、移轉、信託，或再設定抵押等其他負擔或擔保權利或允許其他權利之存在。抵押人不得自行或允許他人對抵押物加以變更、改造，包含但不限於在空地上設置、建造任何建築物或結構體。抵押人同意，抵押權人為保護或保全其抵押權或抵押物，在法律許可最大範圍內，得（但無義務）隨時為抵押權人認為必要之行為，包括（但不限於）加派警衛及/或暫時占有抵押物等，其費用由抵押人負擔。抵押人茲聲明下列為本約定及抵押權契約書簽訂日存在於抵押物上之所有（包含但不限於租賃契約）之一切權益：

6. Mortgaged Property. The Mortgagor shall at all times maintain the Mortgaged Property in good condition. The Mortgagor shall immediately, notify the Mortgagee in writing of any substantial damage to any of the Mortgaged Property or if the value of the Mortgaged Property declines. The Mortgagor shall not, without the prior written consent of the Mortgagee, sell, lease, lend, transfer, assign, or create any trust or subordinated mortgage over or create or permit superficies or any other encumbrance or lien over any of the Mortgaged Property. The Mortgagor shall not, and shall not permit others to make any modification or alteration of any kind to the Mortgaged Property including without limitation the placing or building of any structures on bare land, without the prior written consent of the Mortgagee.  The Mortgagor agrees that the Mortgagee may (but shall not be obligated to), to the greatest extent permitted by law, at any time and from time to time and at the Mortgagor's cost and expense take such actions as the Mortgagee deems necessary or appropriate to protect or preserve the Mortgaged Property and/or the Mortgagee's mortgage rights therein, including without limitation the posting of guards, and/or sequestering of the Mortgaged Property. The Mortgagor hereby declares that the following is a full and complete listing of all rights including but not limited to lease rights, in the Mortgaged Property as of the date of execution of the Terms and Conditions and the Mortgage Agreement:

類別 Types	承租人 Lessee	租賃之不動產 Leased Property	生效日 Effective Date	租賃期間 Lease Period	月租金 Monthly Rental
租賃 Lease	PRIME OPTICAL FIBER CORPORATION	The second floor and the partial space at the basement of the building	2017/10/1	10年 10 Years	自2017/10/1起 新台幣10萬元 From 2017/10/1 to 2017/7/31: NTD 100,000 自2018/8/1起 新台幣2萬元 From 2018/8/1: NTD 20,000
租賃 Lease	SUCCESS PRIME CORPORATION	The second floor and the partial space at the basement of the building	2018/8/1	9年2個月 Nine years and two months	新台幣98萬元 NTD 980,000
租賃 Lease	台灣半導體照明股份有限公司 TSLC Corporation	1樓部分區域 the partial space at the first floor of the building	2018/1/1	5年 5 Years	新台幣10萬元 NTD 100,000

七、稅捐：凡關於抵押物之所有權、保管、使用、維修之稅捐及費用，僅由抵押人負責，並隨時到期繳付。

7. Taxes. The Mortgagor shall be solely responsible for, and shall at all times pay when due, all taxes and all expenses incurred with respect to the custody, use and/or maintenance of the Mortgaged Property.

八、違約：下列任一情事（下稱「違約情事」），如其發生並繼續時，於有關法律最大許可範圍內，抵押權人得不論擔保債務是否到期，立即依照有關法令實行抵押權，及/或以拍賣或變賣之方式處分抵押物之全部或一部：(1)抵押人未履行其在本約定下對於抵押權人之約定或其他義務，且抵押人未能於抵押權人給予書面通知補正後十五日內（下稱「補正期限」）補正者；(2)任何抵押物被出賣、抵押、移轉、出租、出借，或以其他方法被處分，而未先徵得抵押權人之書面同意且抵押人未能於補正期限內補正者；(3)抵押物之全部或一部毀損、沒收或公用徵收，或其價值顯著減少，且抵押人未能於補正期限補正者；(4)有借貸文件所述之違約情事，或抵押權人依照其與抵押人及／或債務人間之合約或借貸文件之規定有權行使抵押權時。

抵押物拍賣或變賣時，抵押權人得投標或承買該出賣之抵押物之全部或一部，日後抵押權人就抵押物所得之孳息或為處分，概與抵押人無涉。抵押人茲明示同意，違約情事發生後，抵押權人得於有關法律最大許可範圍內，按其善意認定之當時市價，以變賣方式處分抵押物。抵押人茲承諾：(1)與抵押權人及抵押物拍賣或變賣之買受人（下稱「買受人」）合作，簽署一切必要之文件，為一切必要之申請，以便買受人辦理抵押物所有權之登記；(2)關於抵押物移轉予買受人，履行其一切義務。抵押物所售得之價款，應先扣付抵押權人出售抵押物所發生之ㄧ切費用及成本，再清償擔保債務及其他於本約定、抵押權契約書、借貸文件或其他合約下所積欠抵押權人之一切成本、費用及債務，不問其是否到期。抵押權人為抵押人或債務人所負擔之或有負債（下稱「或有負債」）屆期之前，抵押權人得留置上述價款之全部或一部。如其價款不足支付上述已到期或將到期之款項及抵押權人之或有負債時，抵押人及／或債務人應即補足差額，支付抵押權人。

8. Default. Upon the occurrence and during the continuation of any of the following events (“Event of Default”): (a) the Mortgagor shall fail to perform or observe any agreement or other obligation to the Mortgagee hereunder and such failure is not cured within fifteen (15) days after the Mortgagee sends written notice to the Mortgagor (“Cure Period”) ; (b) any of the Mortgaged Property shall be sold, mortgaged, transferred, leased or otherwise disposed of without the Mortgagee’s prior written consent and such circumstances are not cured within the Cure Period; (c) the Mortgaged Property or any portion thereof shall be damaged, confiscated or appropriated for public use or its value shall be substantially diminished and such circumstances are not cured within the Cure Period; (d) there shall occur an Event of Default under and as defined in the Loan Documents or the Mortgagge shall otherwise become entitled to realize upon the Mortgagged Property under the Loan Documents or any other agreement between the Mortagee and the Mortgagor or the Debtor and the Mortgagee; the Mortgagee may, without regard to whether the Indebtedness is then due, immediately foreclose the mortgage created hereunder in accordance with applicable laws and regulations and/or, to the greatest extent permitted by applicable laws, dispose of the whole or any part of the Mortgaged Property either at public auction or by private sale. At any such sale the Mortgagee may bid for or purchase the whole or part of the Mortgaged Property so sold without liability to account to the Mortgagor or the Debtor with respect to any subsequent income earned therefrom or the disposal thereof.

The Mortgagor hereby expressly agrees and consents that, to the greatest extent permitted by applicable laws, after the occurrence of any Event of Default, the Mortgagee may dispose of the Mortgaged Property by private sale at the then current market value thereof, as determined in good faith by the Mortgagee. The Mortgagor hereby undertakes that it shall (i) cooperate with the Mortgagee and the party or parties which purchase the Mortgaged Property through public auction or by private sale (“the Purchaser”) by executing all documents and filing all applications necessary for the registration of such Purchaser as owner of the Mortgaged Property and (ii) fulfill any and all obligations arising from or in connection with the transfer of the Mortgaged Property to the Purchaser. The proceeds from any sale of the Mortgaged Property shall, after deduction of all costs and expenses incurred by the Mortgagee in making such sale, be applied to the repayment of the Indebtedness and all other obligations, costs and expenses owing to the Mortgagee hereunder, under the Loan Documents or otherwise, whether or not then due, and/or may be held in whole or in part by the Mortgagee pending the expiry of any contingent liability undertaken by the Mortgagee for the Mortgagor's or the Debtor's account (“Contingent Obligations”). In the event that such sales proceeds are insufficient to cover all sums due or to become due to the Mortgagee, plus the Mortgagee's potential liability under the Contingent Obligations, the Mortgagor or the Debtor shall immediately pay to the Mortgagee the balance thereof.

九、如擔保債務已屆清償期而未為清償時，抵押物之所有權應依民法第八百七十三條之ㄧ規定移屬於抵押權人，抵押權人毋須申請法院拍賣或以拍賣或變賣之方式處分抵押物之全部或一部，抵押人並同意配合抵押權人辦理前述所有權移屬之相關登記事宜，並負擔全部相關費用。

9. If the Indebtedness is due and unpaid, the ownership of the Mortgaged Property shall be transferred to and belonged to the Mortgagee in accordance with Article 873-1 of the Republic of China Civil Code. In this circumstance, the Mortgagee needs not to petition to the court for auction or dispose of the whole or any part of the Mortgaged Property either at public auction or by private sale. The Mortgagor agrees to cooperate with the Mortgagee to complete all matters relating to the registration of the above arrangement at the Mortgagor's own expenses.

十、抵押權人請求抵押人依前項約定為抵押物所有權之移轉時，抵押人同意由抵押權人指定之第三人就抵押物之價值進行鑑價，並願受該鑑價結果之約束，且抵押人同意配合抵押權人辦理所有權移轉之所有登記及其他相關事宜及程序，並負擔全部相關費用，絕不藉故遲延，並願就抵押人遲延或未能移轉抵押物所有權致生抵押權人之損害負損害賠償責任。

10. If the Mortgagee requests the Mortgagor to transfer the ownership of the Mortgaged Property in accordance with the preceding paragraph, the Mortgagor agrees that the valuation of the Mortgaged Property shall be done by the appraiser appointed by the Mortgagee and the appraisal report prepared by such appraiser is conclusive and binding upon the Mortgagor. The Mortgagor also agrees to  cooperate with the Mortgagee to complete all matters relating to the registration of the transfer of the ownership of the Mortgaged Property to the Mortgagee at the Mortgagor's own expenses without any delay of such transfer.  The Mortgagor shall be reliable for the damages suffered by the Mortgagee resulting from any delay or failure of the transfer of the ownership of the Mortgaged Property by the Mortgagor.

十一、抵押權範圍：本抵押權效力及於抵押物上之一切權益。

11. Coverage. This mortgage shall cover all rights and interests in the Mortgaged Property.

十二、其他債權人之主張：抵押人聲明此項抵押權之設定行為不致損害其他債權人之債權，亦即此項設定予抵押權人之抵押權絕不會發生被抵押人之其他債權人聲請法院撤銷之危險。

12. Claims of Other Creditors. The Mortgagor declares the registration of this Mortgaged Property will in no way harm the interests of the Mortgagor's other creditors and that the Mortgaged Property will not be the subject of an action by any of the Mortgagor's creditors to have the courts revoke this Mortgage.

十三、費用：抵押權人所墊付抵押人依本約定應支付之費用、或抵押人依本約定應償還之費用或抵押物鑑價費用，均屬本約定之擔保債務，由本約定之抵押予以擔保。

13. Expenses. Any expenses and fees payable by the Mortgagor hereunder which are advanced by the Mortgagee, all fees reimbursable by the Mortgagor hereunder and the fees for evaluation of the value of the Mortgaged Property, shall be deemed Indebtedness for all purposes hereof and shall be secured by the mortgages created hereunder.

十四、轉讓：本約定之效力及於抵押人之繼承人及受讓人、法定代理人、受託人、破產管理人、重整人及清算人，但抵押人非先經抵押權人書面同意，不得轉讓其於本約定及抵押權契約書下之權利義務。抵押權人得將抵押權人於本約定及抵押權契約書下之權利讓與擔保債務之受讓人，毋須通知抵押人或經其同意。

14. Assignment. The Terms and Conditions shall be binding upon the respective successor(s), assigns, legal representatives, the trustees, the bankruptcy administrators, the reorganizers and the liquidators of the Mortgagor; provided that the Mortgagor may not assign its rights or obligations under the Terms and Conditions and the Mortgage Agreement without the prior written consent of the Mortgagee. The Mortgagee may, without notice to, or the consent of, the Mortgagor, assign its rights under the Terms and Conditions and the Mortgage Agreement to any assignee of the Indebtedness.

十五、準據法：本約定、抵押權契約書及依其設定之抵押權，應依照中華民國之法律解釋，但不包括選法衝突時之適用原則。關於本約定及抵押權契約書之爭議，立約雙方同意由台灣苗栗地方法院管轄。抵押權人為保障其於本約定及抵押權契約書下之權利及行使抵押權所生之律師費、訴訟費及其他費用，抵押權人請求抵押人償還時，抵押人應立即償還。

15. Governing Law. The Terms and Conditions, the Mortgage Agreement and the mortgages created hereunder shall be construed in accordance with the laws of the Republic of China, without regard to principles of conflicts. The parties hereto agree that the Miao-li District Court shall be the court having jurisdiction over the Terms and Conditions and the Mortgage Agreement. The Mortgagor shall reimburse the Mortgagee, on demand, for all lawyers fees, court fees and other costs incurred by the Mortgagee in protection its rights under the Terms and Conditions and the Mortgage Agreement and in realizing on the Mortgaged Property.

十六、其他事項：本約定及抵押權契約書未盡事宜，悉依中華民國有關法令處理，但不包括選法衝突時之適用原則。

16. Other Matters. All matters not specifically covered by the Terms and Conditions and the Mortgage Agreement shall be governed by relevant laws and regulations in the Republic of China, without regard to principles of conflicts of law thereunder.

十七、其他文件：為實行本約定及抵押權契約書之意旨，抵押人願更為其他行為，簽署其他文件，並以其他方式與抵押權人充分合作。

17. Other Documents. The Mortgagor agrees to do all such further acts, to execute all such further documents and to otherwise fully cooperate with the Mortgagee in carrying out the intent of the Terms and Conditions and the Mortgage Agreement.

十八、非放棄：抵押權人若遲延或怠於行使本約定或抵押權契約書下之任何權利，不得視為抵押權人放棄該權利。抵押權人對本約定或抵押權契約書下之任何權利所為之放棄，需以書面為之，且僅限於放棄其明示之部分，並不影響其他部份或其他權利之行使。

18. Non Waiver. Any failure on the part of the Mortgagee to insist on performance of any provision of the Terms and Conditions or the Mortgage Agreement shall not constitute a waiver thereof or of any other provision contained in the Terms and Conditions or the Mortgage Agreement. Any waiver of the provision of the Terms and Conditions or the Mortgage Agreement by the Mortgagee shall be valid only if in writing and shall be strictly limited to the waiver stated therein and shall not constitute a waiver of any other provision of the Terms and Conditions or the Mortgage Agreement.

十九、效力：於有關法律最大許可範圍內，本約定及抵押權契約書下抵押人之義務，完全有效，不因下列情事而受影響，亦不得因此而予終止或解除：(1)借貸文件或債務人與抵押權人簽訂之其他文件契據有修改、變更、或轉讓時：(2)抵押權人行使或未行使其在本約定或其與債務人簽訂之文件契據下之權利、職權或救濟時；(3)關於本約定或債務人與抵押權人簽訂之文件契據，有放棄主張（或行使）、同意、期限延展、縱容或其他行為或不行為時；或(4)債務人破產，重整或和解時。

19. Validity, To the greatest extent permitted by applicable law, the obligations of the Mortgagor under the Terms and Conditions and the Mortgage Agreement shall remain in full force and effect without regard to and shall not be terminated, discharged, impaired or affected by (i) any amendment, modification or assignment of the Loan Documents or any other document or instrument executed by and between the Debtor and the Mortgagee, (ii) any exercise or enforcement or non-exercise or non-enforcement by the Mortgagee of any right, power or remedy under the Terms and Conditions or any document or instrument executed by and between the Debtor and the Mortgagee, (iii) any waiver, consent, extension of time, indulgence or other action or inaction in respect of the Terms and Conditions or any document or instrument executed by and between the Debtor and the Mortgagee or (iv) the bankruptcy, reorganization or composition of the Debtor.

二十、通知：有關本約定及抵押權契約書之連絡通訊、請求或通知，應送交抵押人或債務人者，如由抵押權人以電話通知、以傳真發送或以書面而派人送遞或以普通郵件寄發至抵押人或債務人簽名欄所列之電話號碼、傳真號碼或地址，或抵押人或債務人另行以書面提供予抵押權人之電話號碼、傳真號碼或地址，即視為已依法送達。任何對抵押權人之連絡通訊、請求或通知，應以書面或傳真為之（以傳真方式發送者應另以書面確認之），並送達後列之抵押權人地址或傳真號碼（或其他抵押權人隨時以書面通知指定之地址或傳真號碼），且於抵押權人確實收到後，始生效力。

20.Notices.  Any communication, demand or notice to the Mortgagor or the Debtor with respect to the Terms and Conditions and the Mortgage Agreement shall be, deemed duly and properly made or given if made or given by telephone, fax or in writing delivered by hand or mailed by ordinary mail to the Mortgagor or the Debtor at the telephone number, address or fax number indicated after the Mortgagor’s or the Debtor's signature hereon, or at such other telephone number, address or fax number as the Mortgagor or the Debtor may designate by notice to the Mortgagee in writing. Any communication, demand or notice to the Mortgagee shall be made in writing or by fax (to be confirmed in writing) and delivered to the address or dispatched to the fax number of the Mortgagee as set out below (or to such other address or fax number as the Mortgagee may designate from time to time by notice in writing) and said notice to the Mortgagee shall be effective only upon the Mortgagee’s actual receipt thereof.

二十一、塗銷登記：於借貸文件下之所有交易皆已完全終止且擔保債務皆已完全清償後，抵押權人應即發給清償證明並協助抵押人辦理抵押權塗銷登記，屆時，本約定及土地建築改良物抵押權契約書並即終止。

21. De-Registration. Upon termination of the transaction entered into under the Loan Documents and payment and repayment of the Indebtedness in full, the Mortgagee shall immediately issue a certificate to the Mortgagor and/or the Debtor to such effect and assist the Mortgagor to de-register the mortgage created under the Terms and Conditions and the Mortgage Agreement whereupon the Terms and Conditions and the Mortgage Agreement shall terminate.

二十二、登記費用：債務人及抵押人茲同意由其共同連帶負擔各項登記規費及辦理抵押設定之代辦費用。

22. Registration Fee. The Debtor and the Mortgagor hereby agree that all registration fees and other expenses incurred with respect to the registration of the Mortgaged Property shall be jointly and severally borne by the Debtor and the Mortgagor.

二十三、語言：本約定書得以中文及英文做成。但中文版與英文版之內容不一致時，以英文版為準。

23. Language, The Terms and Conditions may be executed in both Chinese and English. In the event of any discrepancy between the Chinese and English texts hereof and thereof, the English version shall govern.

二十四、存續期間：本約定書至擔保債務完全清償之日止失其效力。

24. Validity Period. This Agreement shall remain in force until the Indebtedness has been repaid.

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為茲證明，雙方當事人於首揭日期簽署本合約。

In WITNESS WHEREOF, the parties hereof have executed this Terms and Conditions as of the date first written above.

抵押權人Mortgagee:
Trung Doan

By:	/s/ Trung Doan
Name:	TRUNG DOAN
Title:	Self

債務人Debtor：
SemiLEDs Corporation

By:	/s/ Christopher Lee
姓名 Name:	CHRISTOPHER LEE
職稱 Title:	CHIEF FINANCIAL OFFICER

抵押人Mortgagor：
旭明光電股份有限公司(SemiLEDs Optoelectronics Co., Ltd.)

By:	/s/ Chris Wang
姓名 Name:	Chris Wang
職稱 Title:	Vice President